                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                        CONSUMER PORTFOLIO SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                        CONSUMER PORTFOLIO SERVICES, INC.

                16355 Laguna Canyon Road, Irvine California 92618

                               Phone: 949-753-6800



The annual meeting of the shareholders of Consumer Portfolio Services, Inc. (the "Company") will be held at 10:00 a.m., local time, on Thursday, June 15, 2006 at the Company's principal executive offices, 16355 Laguna Canyon Road, Irvine, California for the following purposes:

     o    To elect the Company's entire Board of Directors for a one-year term.

     o To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending December 31, 2006.

     o    To approve the Company's 2006 Long-Term Equity Incentive Plan.

     o To approve the material terms of the Company's Executive Management Bonus Plan.

     o To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on Monday, May 1, 2006 are entitled to notice of and to vote at the meeting.

Whether or not you expect to attend the meeting in person, please complete, date, and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time and, if you attend the meeting in person, your executed proxy will be returned to you upon request.


By Order of the Board of Directors


Mark Creatura, Secretary
Dated:   May 19, 2006

                        CONSUMER PORTFOLIO SERVICES, INC.

                            16355 Laguna Canyon Road

                            Irvine, California 92618

                                  949-753-6800


                               PROXY STATEMENT FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 15, 2006

                                   -----------

                                  INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Consumer Portfolio Services, Inc. (the "Company" or "CPS") for use at the annual meeting of the shareholders to be held at 10:00 A.M. local time on Thursday, June 15, 2006 at the Company's principal executive offices, 16355 Laguna Canyon Road, Irvine, California 92618, and at any adjournment thereof (the "Annual Meeting").

All shares represented by properly executed proxies received in time will be voted at the Annual Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice of revocation to the Secretary of the Company.

The Board of Directors of the Company has fixed the close of business on May 1, 2006, as the record date for determining the holders of outstanding shares of the Company's Common Stock, without par value ("CPS Common Stock") entitled to notice of, and to vote at the Annual Meeting. On that date, there were 21,857,368 shares of CPS Common Stock issued and outstanding. Each such share of CPS Common Stock is entitled to one vote on all matters to be voted upon at the meeting, except that holders of CPS Common Stock have the right to cumulative voting in the election of directors, as described herein under the heading "Voting of Shares."

The notice of the Annual Meeting, this proxy statement and the form of proxy are first being mailed to shareholders of the Company on or about May 19, 2006. The Company will pay the expenses incurred in connection with the solicitation of proxies. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no payment other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of Common Stock of the Company and will reimburse such persons for their expenses so incurred.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

NOMINATIONS

The individuals named below have been nominated for election as directors of the Company at the Annual Meeting, and each has agreed to serve as a director if elected. The entire board of directors of the Company is elected annually. Directors serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

The names of the nominees, their principal occupations, and certain other information regarding them set forth below are based upon information furnished to the Company by them.

     NAME                        AGE    POSITION(S) WITH THE COMPANY

     Charles E. Bradley, Jr.      46    President, Chief Executive Officer, and
                                        Chairman of the Board of Directors

     E. Bruce Fredrikson          68    Director

     John E. McConnaughy, Jr.     77    Director

     John G. Poole                63    Vice Chairman of the Board of Directors

     William B. Roberts           68    Director

     John C. Warner               58    Director

     Daniel S. Wood               47    Director

CHARLES E. BRADLEY, JR. has been the President and a director of the Company since its formation in March 1991, and was elected Chairman of the Board of Directors in July 2001. In January 1992, Mr. Bradley was appointed Chief Executive Officer of the Company. From April 1989 to November 1990, he served as Chief Operating Officer of Barnard and Company, a private investment firm. From September 1987 to March 1989, Mr. Bradley, Jr. was an associate of The Harding Group, a private investment banking firm. Mr. Bradley does not currently serve on the board of directors of any other publicly-traded companies.

E. BRUCE FREDRIKSON has been a director of the Company since March 2003. He is a Professor of Finance, Emeritus, at Syracuse University's Martin J. Whitman School of Management, where he taught from 1966 to 2003. Mr. Fredrikson has published numerous papers on accounting and finance topics. He is also a director of Track Data Corporation and Colonial Commercial Corp.

JOHN E. MCCONNAUGHY, JR. has been a director of the Company since 2001. He is the Chairman and Chief Executive Officer of JEMC Corporation, which is a personal holding company he formed in 1985. From 1981 to 1992 he was the Chairman and Chief Executive Officer of GEO International Corp, a company in the business of nondestructive testing, screen-printing and oil field services. Mr. McConnaughy was previously and concurrently Chairman and Chief Executive Officer of Peabody International Corp., from 1969 to 1986. He currently serves as a director of Levcor International, Inc., Wave Systems, Inc., Overhill Farms, Inc., Allis Chalmers Corp. and Arrow Resources Development Ltd. Mr. McConnaughy is also Chairman of the Board of Trustees of the Strang Clinic and is the Chairman Emeritus of the Board of the Harlem School of the Arts.

JOHN G. POOLE has been a director of the Company since November 1993 and its Vice Chairman since January 1996. He is now a private investor, having previously been a director and Vice President of Stanwich Employees ("SPI") until July 2001. SPI, which Mr. Poole co-founded in 1982, acquired controlling interests in companies in conjunction with their existing management. Mr. Poole is also a director of Reunion Industries, Inc.

WILLIAM B. ROBERTS has been a director of the Company since its formation in March 1991. Since 1981, he has been the President of Monmouth Capital Corp., an investment firm that specializes in management buyouts.

JOHN C. WARNER was elected as a director of the Company in April 2003. Mr. Warner was chief executive officer of O'Neill Clothing, a manufacturer and marketer of apparel and accessories from 1996 until his retirement in May 2005.

DANIEL S. WOOD has been a director of the Company since July 2001. Mr. Wood is president of Carclo Technical Plastics, a manufacturer of custom injection moldings. Previously, from 1988 to September 2000, he was the chief operating officer and co-owner of Carrera Corporation.

The Board of Directors has established an Audit Committee and a Compensation and Stock Option Committee. The members of the Audit Committee are E. Bruce Fredrikson (chairman), John C. Warner and John G. Poole. The Audit Committee is empowered by the Board of Directors to review the financial books and records of the Company in consultation with the Company's accounting and auditing staff and its independent auditors and to review with the accounting staff and independent auditors any questions raised with respect to accounting and auditing policy and procedure. The Audit Committee operates under a written charter, adopted by the Board of Directors of the Company.

The members of the Compensation and Stock Option Committee are Daniel S. Wood (chairman), John E. McConnaughy, Jr. and William B. Roberts. This Committee makes determinations as to general levels of compensation for all employees of the Company and the annual salary of each of the executive officers of the Company, and administers the Company's compensation plans. Those plans include the Company's 1997 Long-Term Stock Incentive Plan, the Executive Management Bonus Plan, and, assuming approval at the Annual Meeting, the CPS 2006 Long-Term Equity Incentive Plan.

The Board of Directors has concluded that each member of the Audit Committee is independent in accordance with the director independence standards prescribed by Nasdaq, and has determined that none of them have a material relationship with the Company which would impair the independence from management or otherwise compromise the ability to act as an independent director. The Board of Directors has further determined that Mr. Fredrikson has the qualifications and experience necessary to serve as an "audit committee financial expert" as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. Such qualifications and experience are described above in this section.

The Company does not have a Nominating Committee. Nominations for board positions are considered by the members of the Board of Directors who are "independent directors." The Company's independent directors are Messrs. Fredrikson, McConnaughy, Poole, Roberts, Warner and Wood. The Board of Directors believes that it is appropriate for the Company not to have a Nominating Committee primarily because there have to date been no significant differences of opinion expressed among the whole board of directors regarding nominations, and no recommendations from shareholders as to nominees. For the same reasons, the Board of Directors has determined that it is and remains appropriate to operate without a policy with regard to any director candidates who may in the future be recommended by shareholders.

When considering a potential nominee, the independent directors consider the benefits to the Company of such nomination, based on the nominee's skills and experience related to managing a significant business, the willingness and ability of the nominee to serve, and the nominee's character and reputation. It is the policy of the Board of Directors to consider for nomination individuals suggested by shareholders, should such recommendations be received. Shareholders who wish to suggest individuals for possible future consideration for board positions, or to otherwise communicate with the Board of Directors, should direct written correspondence to the Board of Directors at the Company's principal executive offices. The present policy of the Company is to forward all such correspondence to the members of the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors, executive officers and holders of in excess of 10% of the Company's common stock are required to file reports concerning their transactions in and holdings of equity securities of the Company. Based on a review of reports filed by each such person, and inquiry of each regarding holdings and transactions, the Company believes that all reports required with respect to the year 2005 were timely filed, except that Mr. Poole filed two reports late, relating to one transaction each (a total of 1,000 shares).

CODE OF ETHICS

The Company has adopted a Code of Ethics for Senior Financial Officers. A copy of the Code of Ethics may be obtained at no charge by written request to the Corporate Secretary at the Company's principal executive offices.

MEETINGS OF THE BOARD

The Board of Directors held six meetings (including regular and special meetings) and acted six times by written consent during 2005. The Audit Committee met seven times during 2005, including at least one meeting per quarter to review the Company's financial statements, and did not act by written consent, while the Compensation and Stock Option Committee met three times during 2005 and acted nine times by written consent. Each nominee attended at least 75% of the meetings of the Board of Directors and its committees that such individual was eligible to attend in 2005. The Company does not have a policy of encouraging directors to attend or discouraging directors from attending its annual meetings of shareholders. Other than Mr. Bradley, no directors attended last year's annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES ABOVE.

       PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed the accounting firm of McGladrey & Pullen, LLP ("McGladrey") to be the Company's independent auditors for the year ending December 31, 2006. McGladrey was the Company's principal auditor for the preceding year, ended December 31, 2005.

A proposal to ratify that appointment will be presented to shareholders at the Annual Meeting. If the shareholders do not ratify the selection of McGladrey at the Annual Meeting, the Audit Committee will consider selecting another firm of independent public accountants. Representatives of McGladrey are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

As previously reported, on October 21, 2004 the Company notified KPMG LLP ("KPMG") that KPMG's appointment as the Company's independent auditor would cease upon the completion of the review of the Company's consolidated financial statements as of and for the three-month and nine-month periods ended September 30, 2004. The Audit Committee approved the decision to terminate such appointment. KPMG's audit reports on the Company's financial statements for the most recent two fiscal years, which ended December 31, 2003 and 2002 respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

On the same day, at the direction of the Audit Committee, the Company appointed McGladrey to serve as the Company's independent public accountants, effective with the audit of financial statements for the year ending December 31, 2004.

During the Company's two most recent fiscal years ended December 31, 2003 and 2002, and the subsequent interim period through October 21, 2004, neither the Company nor anyone acting on its behalf consulted McGladrey regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

On November 15, 2004, KPMG completed its review of the Company's consolidated financial statements as of and for the three-month and nine-month periods ended September 30, 2004. KPMG's appointment as the Company's independent auditor ended at that time.

In connection with KPMG's audits of the Company's financial statements for the two most recent fiscal years, and through November 15, 2004:

a) there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its opinions on the financial statements; and

b) there were no reportable events (as specified in Item 304(a)(1)(v) of Regulation S-K).

Information relating to the fees billed by those firms to the Company appears below.

AUDIT FEES

The aggregate fees billed by McGladrey for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2005, for the review of the financial statements included in the Company's quarterly reports on Form 10-Q filed in 2005 and for services that are normally provided by the auditor in connection with statutory or regulatory filings or engagements were $548,500.

The aggregate fees billed by McGladrey for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2004, for the review of the financial statements included in the Company's quarterly report for the period ended September 30, 2004, and for services that are normally provided by the auditor in connection with statutory or regulatory filings or engagements were $309,000.

The aggregate fees billed by KPMG for audit services in the years ended December 31, 2005 and 2004 were $34,500 and $12,400, respectively. These fees were for professional services rendered in connection with the review of the Company's quarterly reports filed in 2004, and its registration statements filed or amended in both of those years.

AUDIT-RELATED FEES

The aggregate fees billed by McGladrey for audit-related services for the fiscal year ended December 31, 2005 were $227,775. McGladrey did not bill any audit-related fees for the fiscal year ended December 31, 2004. These professional services were rendered in conjunction with the Company's securitization and financing transactions, the audit of the MFN Financial Corporation benefit plan, and consultations concerning financial accounting and reporting standards.

The aggregate fees billed by KPMG for audit-related services were $137,260 for the fiscal year ended December 31, 2004. These professional services were rendered in conjunction with the Company's securitization and financing transactions.

TAX FEES

The aggregate fees billed by McGladrey for tax services in the last fiscal year ended December 31, 2005 were $346,025. McGladrey did not render any professional tax services for the fiscal year ended December 31, 2004. Tax services provided by McGladrey consisted of preparation of various 2004 State and Federal income tax returns for the Company and its subsidiaries.

The aggregate fees billed in each of the last two fiscal years ended December 31, 2005 and December 31, 2004 for tax services by KPMG were $125,418 and $383,655, respectively. Tax services provided by KPMG consisted of preparation of various 2003 State and Federal income tax returns and assistance with accounting for income taxes.

ALL OTHER FEES

No other fees were billed by McGladrey or KPMG in the last fiscal years ended December 31, 2005 and December 31, 2004.

The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. Pursuant to the charter, the Audit Committee pre-approves the audit and permitted non-audit fees to be paid to the independent auditor, and authorizes on behalf of the Company the payment of such fees, or refuses such authorization. The Audit Committee has delegated to its chairman and its vice-chairman the authority to approve performance of services on an interim basis.

In the course of its meetings, the Audit Committee has considered whether the provision of the non-audit fees outlined above is compatible with maintaining the independence of the respective audit firms, and has concluded that such independence is not impaired.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP.

        PROPOSAL 3 - APPROVAL OF CPS 2006 LONG-TERM EQUITY INCENTIVE PLAN

GENERAL INFORMATION

     Subject to approval of shareholders that will be sought at the Annual Meeting, the Compensation Committee has adopted the CPS 2006 Long-Term Equity Incentive Plan (the "2006 Equity Incentive Plan"). A copy of the 2006 Equity Incentive Plan is attached to this proxy statement as Appendix A.

     Equity compensation is an essential and long-standing element of the Company's culture. The Company currently awards stock options to employees, officers and directors under the CPS 1997 Long-Term Incentive Plan (the "Current Plan").

     As of May 1, 2006 and taking into account the shares subject to options that have been granted to date, the Company has an aggregate of approximately 127,131 shares remaining for future awards under the Current Plan. No further awards will be made pursuant to the Current Plan upon shareholder approval of the 2006 Equity Incentive Plan, and the remaining shares available for future awards will be issued in connection with awards made under the 2006 Equity Incentive Plan. Additionally, the Company is requesting 1,500,000 new shares be approved for future awards under the 2006 Equity Incentive Plan, for a total of 1,627,131 shares. Based on the last sale price of the Common Stock ($7.81 per share) reported by Nasdaq for May 17, 2006, such shares have an aggregate market value of $12,707,893.

     The following is a summary of the material terms of the 2006 Equity Incentive Plan and is qualified in its entirety by reference to the 2006 Equity Incentive Plan.

SUMMARY OF THE 2006 EQUITY INCENTIVE PLAN

ADMINISTRATION

     The Compensation Committee (in discussion of this Proposal 3, the "Committee") will administer the 2006 Equity Incentive Plan, with certain actions subject to the review and approval of the full Board or a panel consisting of all of the Independent Directors. The Committee will have full power and authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2006 Equity Incentive Plan. In addition the Committee has the authority to interpret the 2006 Equity Incentive Plan and the awards granted under the plan, and establish rules and regulations for the administration of the plan. The Committee may delegate the administration of the plan to the Company's officers, including the maintenance of records of the awards and the interpretation of the terms of the awards.

ELIGIBLE PARTICIPANTS

     Any employee, officer, consultant or director providing services to the Company or to any affiliate of the Company, who is selected by the Committee, is eligible to receive awards under the 2006 Equity Incentive Plan. Under current policies of the Committee, directors of the Company and employees of the Company at the level of manager or above, a total of approximately 53 individuals, are expected to participate in the 2006 Equity Incentive Plan. The total number of individuals eligible to participate, should those policies change, would include all employees of the Company, and its directors, for a total of approximately 746 individuals. There are no current plans to change the existing policies regarding participation.

SHARES AVAILABLE FOR AWARDS

     The aggregate number of shares of the Common Stock that may be issued as awards under the 2006 Equity Incentive Plan will include approximately 127,131 shares of Common Stock as of May 1, 2006 that are not subject to a grant or a pending grant or as to which the award granted has been forfeited under the Current Plans, and an additional 1,500,000 shares of Common Stock. The aggregate number of shares of Common Stock that may be granted to any one participant over the life of the 2006 Equity Incentive Plan is 500,000. The Committee may adjust the aggregate number of shares reserved for issuance under the plan in the case of a stock dividend or other distribution, including a stock split, merger, extraordinary dividend, or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2006 Equity Incentive Plan.

     If any shares of Common Stock subject to any award or to which an award relates, granted under the Current Plan or the 2006 Equity Incentive Plan, are forfeited, become unexercisable, or if any award terminates without the delivery of any shares, the shares of Common Stock previously set aside for such awards will be available for future awards under the 2006 Equity Incentive Plan.

     The aggregate number of shares of Common Stock that may be issued under the 2006 Equity Incentive Plan will be reduced by one share for each share delivered in settlement of a stock option or of any award of restricted stock, restricted stock unit or stock appreciation right ("SAR").

TYPES OF AWARDS AND TERMS AND CONDITIONS

     The 2006 Equity Incentive Plan permits the grant of the following awards:

     o    nonqualified stock options

     o    incentive stock options

     o    restricted stock

     o    restricted stock units

     o    stock appreciation rights

     Awards may be granted alone, in addition to, or in combination with any other award granted under the 2006 Equity Incentive Plan.

STOCK OPTIONS

     The holder of an option will be entitled to purchase a number of shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee, in shares of Common Stock having a fair market value on the exercise date equal to the exercise price.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     The holder of restricted stock will own shares of Common Stock subject to restrictions imposed by the Committee (including for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) and subject to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company) for a specified period of time. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee, provided that the holder has satisfied certain requirements (including, for example, continued employment with the Company until such future date).

     The awards of restricted stock and restricted stock units that are intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Internal Revenue Code will be subject to fulfillment of performance goals relating to the performance criteria selected by the Committee. Performance goals must be based solely on one or more of the following business criteria: (i) earnings per share, including earnings per share as adjusted (a) to exclude the effect of any (1) significant acquisitions or dispositions of businesses by the Company, (2) one-time, non-operating charges and (3) accounting changes (including but not limited to any accounting changes that alter the recognition of stock option expense and any accounting changes the Company adopts early); and (b) for any stock split, stock dividend or other recapitalization; (ii) earnings per share before taxes, subject to any of the adjustments described above; (iii) earnings; (iv) earnings before interest, taxes and amortization; (v) total shareholder return; (vi) share price performance; (vii) return on equity; (viii) return on managed assets; (ix) revenue; (x) operating expenses; (xi) operating income; (xii) originations volume; (xiii) originations growth; (xiv) net charge-offs; (xv) net charge-off percentage; (xvi) portfolio growth; (xvii) net interest margin; or (xviii) cash flow.

STOCK APPRECIATION RIGHTS

     Participants may be granted tandem SARs (consisting of SARs with underlying options) and stand-alone SARs. The holder of a tandem SAR is entitled to elect between the exercise of the underlying option for shares of Common Stock or the surrender of the option in exchange for the receipt of a cash payment equal to the excess of the fair market value on the surrender date over the aggregate exercise price payable for such shares. The holder of stand-alone SARs will be entitled to receive the excess of the fair market value (on the exercise date) over the exercise price for such shares.

TERMS APPLICABLE TO AWARDS GENERALLY

CHANGE OF CONTROL

     In the event of a Change of Control of the Company (as defined in the 2006 Equity Incentive Plan), subject to certain limitations and restrictions as more fully described in the 2006 Equity Incentive Plan:

     o    options and SARs may become fully vested and immediately exercisable;

     o restriction periods and restrictions imposed on restricted stock or restricted stock units that are not performance-based may lapse; and

     o restrictions and deferral limitations and other conditions applicable to other awards may lapse, and the awards may become free of restrictions, limitations or conditions and become fully vested and transferable.

     Generally, accelerated vesting or lapse of restrictions on awards held by an employee will occur only if an employee's employment is terminated within a year after a Change in Control, the acquiring company does not assume outstanding awards or substitute equivalent awards or other conditions in the Plan are satisfied.

TERMINATION OF EMPLOYMENT

     Vested Awards granted under the 2006 Equity Incentive Plan will expire, terminate, or otherwise be forfeited as follows:

     o three (3) months after termination of a participant, including voluntary termination by the participant, other than upon termination of a participant employee for Misconduct (as defined in the 2006 Equity Incentive Plan);

     o twelve (12) months after the date on which a participant, other than a non-employee director, suffers total or permanent Disability (as defined in the 2006 Equity Incentive Plan);

     o twelve (12) months after the date of the participant's Retirement (as defined in the 2006 Equity Incentive Plan), or his death.

DURATION, TERMINATION AND AMENDMENT

     The 2006 Equity Incentive Plan will terminate on the tenth anniversary of the date the Company's shareholders approve the plan, unless terminated by the Board or the Committee earlier, or extended by an amendment approved by the Company's shareholders. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2006 Equity Incentive Plan prior to the expiration may extend beyond the end of such period through the award's normal expiration date.

     The Board, and the Committee, may generally amend or terminate the plan as determined to be advisable. Shareholder approval may also be required for certain amendments by the Internal Revenue Code, the rules of Nasdaq, or rules of the Securities and Exchange Commission. The Board or the Committee has specific authority to amend the plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences determined to be inconsistent with the purpose of the plan or any award agreement.

PROHIBITION ON REPRICING AWARDS

     Without the approval of the Company's shareholders, no option or SAR may be amended to reduce its exercise price or grant price and no option or SAR may be canceled and replaced with an option or SAR having a lower exercise price.

TRANSFERABILITY OF AWARDS

     Unless otherwise provided by the Committee, awards under the 2006 Equity Incentive Plan may only be transferred by will or the laws of descent and distribution. The Committee may permit further transferability pursuant to conditions and limitations that it may impose, except that no transfers for consideration will be permitted.

INTEREST OF CERTAIN PERSONS

     It has been the Company's practice to grant stock options from time to time to directors, officers and key employees of the Company. No such grants of options (or of other awards under the 2006 Equity Incentive Plan) are anticipated in the current year, other than grants related to promotions of employees to key positions. It is therefore not possible to state the number, names or positions of employees who may receive future stock options or other awards under the 2006 Equity Incentive Plan or the number of shares for which any such awards may be granted to any employee or non-employee director. Nevertheless, it is likely that executive officers and directors of the Company will receive some awards under the 2006 Equity Incentive Plan at some point prior to such plan's expiration in 2016, and such persons should therefore be deemed to have a personal interest in the shareholders' approval of such plan at the Annual Meeting.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences of awards under the 2006 Equity Incentive Plan to the Company and the Company's Employees, officers and directors are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 2006 Equity Incentive Plan. Recipients of awards under the 2006 Equity Incentive Plan should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

OPTIONS

     Options granted under the 2006 Equity Incentive Plan may be either incentive stock options or nonqualified stock options. Incentive stock options are options which are designated as such by the Company and which meet certain requirements under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder. Any option that does not satisfy these requirements will be treated as a nonqualified stock option.

INCENTIVE STOCK OPTIONS

     If an option granted under the 2006 Equity Incentive Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be entitled to a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

     If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date the option was granted or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

     If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, the disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income). The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option.

     The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an optionee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

     In general, the Company will not be entitled to a federal income tax deduction upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or otherwise disposes of the stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

NONQUALIFIED STOCK OPTIONS

     Nonqualified stock options granted under the 2006 Equity Incentive Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employment withholding taxes.

     The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the time of their disposition.

     In general, the Company will not be entitled to a federal income tax deduction upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     Generally, the holder of restricted stock will recognize ordinary compensation income at the time the stock becomes vested. The amount of ordinary compensation income recognized will be equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the holder in exchange for stock.

     In the case of restricted stock units, the holder will recognize ordinary compensation income at the time the stock is received equal to the excess of value of the stock on the date of receipt over any amount paid by the holder in exchange for stock. If the holder of a restricted stock unit receives the cash equivalent of the stock issuable under the restricted stock unit in lieu of actually receiving the stock, the holder will recognize ordinary compensation income at the time of the receipt of such cash in the amount of the cash received. In the case of both restricted stock and restricted stock units, the income recognized by the holder will generally be subject to U.S. income tax withholding and employment taxes.

     In the year that the recipient of a stock award recognizes ordinary taxable income in respect of restricted stock or a restricted stock unit, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

STOCK APPRECIATION RIGHTS

     As discussed above, the Company may grant either stand-alone SARs or tandem SARs under the 2006 Equity Incentive Plan. Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted.

     With respect to stand-alone SARs, if the holder receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the employee at the time that it is received. If the holder receives the appreciation inherent in the stand-alone SARs in stock, the holder will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the holder for the stock.

     With respect to tandem SARs, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the holder will be the same as discussed above relating to stand-alone SARs. If the holder elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the holder will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

     The income recognized by the holder of a stand-alone SAR or tandem SAR will generally be subject to U.S. income tax withholding and employment taxes.

     In general, the Company will not be entitled to a federal income tax deduction upon the grant or termination of stand-alone SARs or tandem SARs. However, upon the exercise of either a stand-alone SAR or a tandem SAR, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the holder is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE CPS 2006 LONG-TERM EQUITY INCENTIVE PLAN.

          PROPOSAL 4 -- APPROVAL OF THE MATERIAL TERMS OF THE COMPANY'S
                         EXECUTIVE MANAGEMENT BONUS PLAN

INTRODUCTION

     At the Annual Meeting, the Company's shareholders will be requested to consider and act upon a proposal to approve the material terms of the updated Executive Management Bonus Plan (the "EMB Plan"), a copy of which is attached as Appendix B.

     The EMB Plan is a formal statement of policies that have generally guided the Company's criteria for award of annual bonus compensation to its officers for some time. The Compensation Committee, pursuant to authorization by the Board of Directors, has directed that the material terms of the EMB Plan be submitted to the Company's shareholders to request approval. The purpose of the EMB Plan is to increase shareholder value by providing an incentive for the achievement of goals that support CPS strategic plan. Although no shareholder approval is required for the Company to enact and maintain a bonus plan for its executives, shareholder approval of the material terms of the EMB Plan is required to ensure tax deductibility by the Company of bonuses payable thereunder.

DESCRIPTION

     Set forth below is a summary of the material terms of the EMB Plan that shareholders are being asked to approve.

     ADMINISTRATION. The EMB Plan will be administered by the Compensation Committee of the Board. Among other things, the Compensation Committee will have the authority to select participants in the EMB Plan from among the Company's executive officers and to determine the performance goals, target amounts and other terms and conditions of awards under the EMB Plan. The Compensation Committee also will have the authority to establish and amend rules and regulations relating to the administration of the EMB Plan. All decisions made by the Compensation Committee in connection with the EMB Plan will be made in the Compensation Committee's sole discretion and will be final and binding.

     ELIGIBILITY. The chief executive officer and other officers of the Company and its subsidiaries (approximately 19 officers), as recommended and designated by the Compensation Committee, are eligible to be granted awards under the EMB Plan.

     TERMS OF AWARDS. Awards under the EMB Plan will be payable upon the achievement during each fiscal year of specified objective and individual performance goals. At the beginning of each fiscal year, the Compensation Committee will establish the performance goals (both objective and individual) for each plan participant, the relative weighting between the objective and individual performance goals and the target amount of the award that will be earned if the performance goals are achieved in full. After the end of the performance period, the Compensation Committee will certify the extent to which the performance goals are achieved and determine the amount of the award that is payable; provided that the Compensation Committee will have the discretion to determine that the actual amount paid with respect to an award will be less than (but not greater than) the payout calculated under the EMB Plan.

     OBJECTIVE PERFORMANCE GOALS. The EMB Plan provides that at the beginning of each plan year (the Company's fiscal year), the Compensation Committee selects one or more specific objective performance measures from among the following: earnings per share, earnings per share before tax, return on capital, originations growth, originations volume, return on assets shareholder total return, and portfolio net loss percentage (collectively, the "Objective Performance Measures"). The Compensation Committee then sets Objective Performance Goals for each participant based on the Objective Performance Measure or Measures selected, together with related target awards. The weighting of the Objective Performance Goals may vary from participant to participant. For the year 2006, the Compensation Committee has selected earnings per share before tax as the Objective Performance Measure for all participants. The maximum amount payable to any individual with respect to achievement of the Objective Performance Goals is $1,500,000 in the case of an individual serving as chief executive officer, and $300,000 in the case of any other participant.

     The actual awards to be paid under the EMB Plan cannot be determined at this time since the awards are dependent on the Company's financial performance for the year 2006.

     INDIVIDUAL PERFORMANCE GOALS. The EMB Plan provides further that the remaining portion of the total bonus payout available to participants is to be based on individual goals with corresponding percentage weights designed to measure a participant's achievements. Such Individual Performance Goals may differ from participant to participant and are established for each plan year.

     TARGET AWARDS. The Compensation Committee will also determine the amount of the target awards that will be paid to each plan participant if the Objective Performance Goals and Individual Performance Goals are met and the method by which such amounts will be calculated.

REASON FOR SHAREHOLDER APPROVAL

     The EMB Plan has been designed to take into account certain limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executives. Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the four other most highly compensated officers of a public corporation. (See "Report of the Compensation Committee on Executive Compensation," below.) However, "performance-based compensation," which is compensation paid solely upon the achievement of Objective Performance Goals, the material terms of which are approved by the shareholders of the paying corporation, will still qualify for a corporate tax deduction. The shareholders of the Company are accordingly being asked to approve the material terms of the EMB Plan, as described above.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE MATERIAL TERMS OF THE EXECUTIVE MANAGEMENT BONUS PLAN.

                        INFORMATION REGARDING THE COMPANY

EXECUTIVE COMPENSATION

The following table summarizes all compensation earned during the three fiscal years ended December 31, 2005, 2004, and 2003 by the Company's chief executive officer and by the four most highly compensated individuals (such five individuals, the "named executive officers") who were serving as executive officers at December 31, 2005.

SUMMARY COMPENSATION TABLE

                                                      Compensation for             Long Term
                                                        period shown             Compensation       All Other
                                                                                   Awards (1)     Compensation
   Name and Principal Position           Year      Salary ($)      Bonus ($)      Options/SARs       ($) (2)
--------------------------------------------------------------------------------------------------------------
   CHARLES E. BRADLEY, JR.               2005       735,000       1,000,000         160,000           1,600
   President & Chief                     2004       700,000         700,000         240,000           1,600
   Executive Officer                     2003       650,000         650,000          40,000           1,525

   CURTIS K. POWELL                      2005       270,000         208,000          40,000           1,600
   Sr. Vice President -                  2004       252,000         177,000          20,000           1,600
   Originations & Marketing              2003       238,000         186,000          20,000           1,511

   ROBERT E. RIEDL                       2005       255,000         209,000          60,000           1,594
   Sr. Vice President - Finance          2004       240,000         144,000          80,000           1,576
   & Chief Investment Officer (3)        2003       200,000         158,000          95,000             428

   JEFFREY P. FRITZ                      2005       240,000         197,000          80,000           1,552
   Sr. Vice President - Accounting       2004        87,500          70,000          80,000          60,902
   & Chief Financial Officer (4)         2003           ---             ---             ---             ---

   CHRIS TERRY                           2005       203,000         191,000          66,000           1,463
   Sr. Vice President -                  2004       162,000         125,000          20,000           1,367
   Asset Recovery                        2003       135,000         117,000          50,000           1,248

--------------------------------------------------------------------------------------------------------------

     (1) Number of shares that might be purchased upon exercise of options that were granted in the period shown.
     (2) Amounts in this column represent (a) any Company contributions to the Employee Savings Plan (401(k) Plan), and (b) premiums paid by the Company for group life insurance, as applicable to the named executive officers. Company contributions to the 401(k) Plan were $1000 per individual in 2003, 2004 and 2005.
     (3) Mr. Riedl became an executive officer in January 2003, was chief financial officer from August 2003 to April 2006, and was named chief investment officer in April 2006.
     (4) Mr. Fritz became an executive officer in August 2004, and was named chief financial officer in April 2006. The amount shown under "All other compensation" includes $59,782 paid to him for consulting services provided in 2004 prior to his becoming an employee and officer of the Company.

OPTION AND SAR GRANTS

The Company in the year ended December 31, 2005, did not grant any stock appreciation rights to any of the named executive officers. The Company has from time to time granted options to substantially all of its management and marketing employees, and did so in May and December 2005. Under the May grant, Messrs. Powell and Terry each received grants with respect to 20,000 shares, Mr. Bradley received a grant with respect to 120,000 shares, Mr. Riedl received a grant with respect to 40,000 shares, and Mr. Fritz received a grant with respect to 80,000 shares. All such options were to become exercisable in five equal annual increments and are exercisable at $5.04 per share, except for the grant of 120,000 shares to Mr. Bradley, which was immediately exercisable as to 80,000 shares and was to become exercisable as to the remaining 40,000 shares in five equal annual increments. As previously reported on January 5, 2006, the Compensation Committee of the Board of Directors on December 29, 2005 approved accelerated vesting of all stock options outstanding as of December 30, 2005, to the extent not then exercisable. These options were previously awarded to officers and to other employees under the Company's 1997 Long-Term Incentive Plan, and its 1991 Stock Option Plan. The decision to accelerate the vesting of the options, which the Company believes is in the best interests of its shareholders, was made primarily to reduce a non-cash compensation expense that would have been recorded in its income statement in future periods upon the adoption of the Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) effective January 1, 2006. Simultaneously with that amendment, the Compensation Committee elected to grant in December 2005 the stock options grants that would otherwise have been awarded in 2006. Under that December grant, each named executive officer, other than Mr. Bradley and Mr. Terry, received grants with respect to 20,000 shares. Mr. Bradley received a grant with respect to 40,000 shares and Mr. Terry received a grant with respect to 46,000 shares. All such options are exercisable at $6.00 per share, and have been exercisable in full since the date of grant.

                                 OPTIONS/GRANTS IN LAST FISCAL YEAR - INDIVIDUAL GRANTS

                                              Percent
                              Number of         of                                    Potential Realizable Value at
                               Shares      Total Options                           Assumed Annual Rates of Stock Price
                             Underlying     Granted to   Exercise                     Appreciation for Option Term
                               Options       Employees    or Base      Expiration
          Name                 Granted        in 2005  Price ($/Share)    Date           5% ($)       10% ($)    NOTES
------------------------------------------------------------------------------------------------------------------------
 Charles E. Bradley, Jr.       120,000          6.96%      $5.04        04/29/15        $341,065     $898,072     (1)
 Charles E. Bradley, Jr.        40,000          2.32%      $6.00        12/30/15        $134,515     $356,353     (3)
 Curtis K. Powell               20,000          1.16%      $5.04        04/29/15         $56,844     $149,679     (2)
 Curtis K. Powell               20,000          1.16%      $6.00        12/30/15         $67,258     $178,177     (3)
 Robert E. Riedl                40,000          2.32%      $5.04        04/29/15        $113,688     $299,357     (2)
 Robert E. Riedl                20,000          1.16%      $6.00        12/30/15         $67,258     $178,177     (3)
 Jeffrey P. Fritz               80,000          4.64%      $5.04        04/29/15        $227,377     $598,715     (2)
 Jeffrey P. Fritz               20,000          1.16%      $6.00        12/30/15         $67,258     $178,177     (3)
 Chris Terry                    20,000          1.16%      $5.04        04/29/15         $56,844     $149,679     (2)
 Chris Terry                    46,000          2.67%      $6.00        12/30/15        $154,693     $409,806     (3)
------------------------------------------------------------------------------------------------------------------------

     (1) Was to become exercisable as to 80,000 shares on May 16, 2005, and as to 40,000 shares in five equal installments on each April 29, 2006-2010. As of December 30, 2005, all outstanding options to the extent not yet exercisable were amended to be exercised in full.
     (2) Was to become exercisable in five equal installments on each April 29, 2006-2010. As of December 30, 2005, all outstanding options to the extent not yet exercisable were amended to be exercised in full.
     (3)  Became fully vested on date of grant.


AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUE TABLE

The following table sets forth, as of December 31, 2005, and for the year then ended, the number of unexercised options held by each of the named executive officers, the number of shares subject to then exercisable and unexercisable options held by such persons and the value of all unexercised options held by such persons. Each option referred to in the table was granted under the Company's 1991 Stock Option Plan or under the 1997 Long-Term Incentive Stock Plan, at an option price per share no less than the fair market value per share on the date of grant.

====================================================================================================================
                                                        Number of Unexercised     Value* of Unexercised In-the-Money
                             Shares                  Options at December 31, 2005    Options at December 31, 2005
                          Acquired On    Value       ----------------------------   -----------------------------
           Name             Exercise    Realized     Exercisable    Unexercisable    Exercisable    Unexercisable
           ----             --------    --------     -----------    -------------    -----------    -------------
Charles E. Bradley, Jr.       11,100    $47,897       1,136,099                0      $3,199,709               0
Curtis K. Powell                   0         $0         145,000                0         356,150               0
Robert E. Riedl                    0         $0         235,000                0         517,420               0
Jeffrey P. Fritz                   0         $0         180,000                0         176,480               0
Chris Terry                        0         $0         178,500                0         386,660               0
====================================================================================================================

* Valuation based on the last sales price on December 31, 2005 of $5.748 per share, as reported by Nasdaq.

BONUS PLAN

The named executive officers and other officers participate in a management bonus plan, the material terms of which are described above under the caption "Proposal 4 -- Approval of the Material Terms of the Company's Executive Management Bonus Plan."

DIRECTOR COMPENSATION

During the year ended December 31, 2005, the Company paid all directors, excluding Mr. Bradley, a retainer of $2,500 per month and an additional fee of $1,000 PER DIEM for attendance at meetings of the board. The two directors who chair the Audit Committee and the Compensation Committee receive an additional monthly retainer of $500. Mr. Bradley received no additional compensation for his service as a director. Pursuant to the Company's policy that is applicable to all of its non-employee members, the Board on April 20, 2005, issued options with respect to 10,000 shares to each non-employee director. All such options are exercisable at $5.04 per share, the exercise price being the market price prevailing at date of grant. On December 29, 2005, the Board of Directors also authorized issuance of additional options with respect to 10,000 shares to each non-employee director. All such options are exercisable at $6.00 per share, somewhat above the $5.75 per share price prevailing on the date of grant. The Board and the Compensation Committee further resolved that such December 29 grants would be in place of any options that would otherwise be granted to directors in 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation and Stock Option Committee throughout the fiscal year ended December 31, 2005 were Daniel S. Wood (chairman), John E. McConnaughy, Jr. and William B. Roberts. This Committee makes determinations as to general levels of compensation for all employees of the Company and the annual salary of each of the executive officers of the Company, and administers the Company's compensation plans. Those plans include the Company's 1997 Long-Term Stock Incentive Plan, the Executive Management Bonus Plan, and, assuming approval at the Annual Meeting, the CPS 2006 Long- Term Equity Incentive Plan. None of the members of the committee is or has been an officer or employee of the Company or any of its subsidiaries.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES IN GENERAL

The Company's objectives with respect to compensation are several. The significant objectives are to cause compensation (i) to be sufficient in total amount to provide reasonable assurance of retaining key executives, (ii) to include a significant contingent component, so as to provide strong incentives to meet designated Company objectives, and (iii) to include a significant component tied to the price of the Common Stock, so as to align management's incentives with shareholder interests.

The Committee considers an executive's base salary to be the most critical component with respect to the retention objective. Acting on the recommendations of the chief executive officer, the Committee adjusts other officers' salaries annually, with the adjustment generally consisting of a 3% to 10% increase from the prior year's rate. Where exceptional circumstances apply, such as recruitment of a new executive officer, a promotion to executive officer status or a special need to retain an individual officer, the chief executive officer may recommend, and the Committee may approve, a larger increase.

The Company has made a practice of paying annual bonuses to encourage executive officers and key management personnel to exercise their best efforts and management skills toward achieving the Company's objectives. Under the Company's bonus plan as applied to the year ended December 2005, executive officers of the Company other than its chief executive officer were eligible to receive a cash bonus of up to 100% of their base salaries. The amount of such bonus is determined initially by the Committee, acting on the recommendation of the chief executive officer, and is then made definite by action of the Board of Directors as a whole. Factors in determining the amount of bonus are whether the executive and his department have met individual objectives set by the chief executive officer, whether the Company as a whole has met or exceeded budget targets, whether certain objectives for the management group as a whole have been met, and a subjective evaluation of the officer's performance. Numerical scores are assigned to each of these factors, and weighed pursuant to a formula that can result in a maximum bonus of 100% of base compensation.

Applying the above principles, the Committee in January 2006 approved bonus compensation to the named executive officers, other than the chief executive officer, of approximately 77% to 94% of their respective base salaries for the year ended December 31, 2005. The variation in the percentages awarded is generally reflective of the extent to which the named executive officers met their individual and department objectives.

The Committee also makes awards of incentive and non-qualified stock options under the Company's 1997 Long-Term Incentive Stock Plan. Such awards are designed to assist in the retention of key executives and management personnel and to create an incentive to create shareholder value over a sustained period of time. The Company believes that stock options are a valuable tool in compensating and retaining employees. During the year ended December 31, 2005, the Committee approved grants of stock options to the Company's executive officers, all of which carry exercise prices equal to or above the market price for the Company's common stock at the date of grant. The terms of such options are described above, in the table captioned "Options/Grants in Last Fiscal Year." The numbers of shares made subject to each of the option grants were based on various factors relating to the responsibilities of the individual officers and on the extent of previous grants to such individuals.

Because the exercise price of these options is equal to or above the fair market value of the Company's common stock on the date of grant, the option holders may realize value only if the stock price appreciates from the value on the date the options were granted. This design is intended to focus executives on the enhancement of shareholder value over the long term.

In exercising its discretion as to the level of executive compensation and its components, the Committee considers a number of factors. Financial factors considered with respect to the year ended December 31, 2005 included the Company's increase in revenue and originations, and its having increased its servicing portfolio. Most important, the Committee noted that the Company attained profitability for the year. Operational factors considered included the Company's successful expansion of its warehouse credit facilities; cost of funds; indicators of the performance and credit quality of the Company's servicing portfolio, including levels of delinquencies and charge-offs; and indicators of successful management of personnel, including employee stability. All of such factors are assessed with reference to the judgment of the Committee as to the degree of difficulty of achieving desired outcomes.

The Company also maintains certain broad-based employee benefit plans in which executive officers are permitted to participate on the same terms as non-executive personnel who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

COMPENSATION OF THE COMPANY'S CHIEF EXECUTIVE OFFICER

The Company's general approach in setting the annual compensation of its chief executive officer is to set that officer's base compensation by reference to his base rate for the preceding year, to pay an annual bonus that is reflective of the quality of that officer's performance during the year, and to grant significant equity incentives, to date in the form of stock options, intended to align the officer's interests with those of the shareholders. During the year ended December 2005, the Company's chief executive officer, Charles E. Bradley, Jr., received $735,000 in base salary. In setting that rate in January 2005, the Committee considered the base salary rate that the Company had paid in the prior year ($700,000), the desirability of providing an annual increase (which in this case was approximately 5%), the desirability of ensuring retention of the services of the Company's incumbent chief executive officer, and the levels of chief executive officer compensation prevailing among other financial services companies.

The Company's policy regarding cash bonuses paid to its chief executive officer has been similar to its policy regarding cash bonuses for other executive officers, except that the Committee exercises a greater degree of discretion with respect to award of a bonus to the chief executive officer than it exercises with respect to bonuses paid to other executive officers.

The Committee in January 2006 reviewed the Company's and the chief executive officer's performance in 2005, and approved bonus compensation in the amount of $1,000,000, representing 136% of that executive's base salary for the year ended December 31, 2005. In determining the appropriate levels of cash and equity compensation, the Committee considered the Company's financial performance, the performance of CPS common stock as compared with broad equity indices, its success in the securitization market, and the levels of compensation paid to chief executives of other financial services companies.

The Committee's award of stock options to the Company's officers in May and December 2005 included awards to the chief executive officer. In determining the appropriate level of such awards, the Committee considered the long-term performance of the chief executive officer and the desirability of providing significant incentive for future performance, as well as the desirability of ensuring that officer's continued retention by the Company.

     THE COMPENSATION COMMITTEE

         Daniel S. Wood (chairman)
         John E. McConnaughy, Jr.
         William B. Roberts

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the preceding report of the Compensation Committee, the following Performance Graph and the report of the Audit Committee, below, shall not be incorporated by reference into any such filings.

PERFORMANCE GRAPH

The following graph compares the yearly change in the Company's cumulative total shareholder return on its common stock from December 31, 2000 through December 31, 2005, with (i) the cumulative total return of the Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. Companies), and
(ii) the cumulative total return of the CRSP Index for Nasdaq Financial Stocks. The graph assumes $100 was invested on December 31, 2000 in the Company's common stock, and in each of the two indices shown, and that all dividends were reinvested. Data are presented for the last trading day in each of the Company's fiscal years.

    COMPARISON OF CUMULATIVE TOTAL RETURN AMONG CONSUMER PORTFOLIO SERVICES,
     INC., NASDAQ STOCK MARKET (U.S. COMPANIES) AND NASDAQ FINANCIAL STOCKS
                                (U.S. & FOREIGN).

                                [GRAPHIC OMITTED]

                                                     DEC 2000   DEC 2001   DEC 2002    DEC 2003   DEC 2004    DEC 2005
                                                     --------   --------   --------    --------   --------    --------
Consumer Portfolio Services, Inc.                      100.0       95.3      145.4       258.8      338.8       399.9
Nasdaq Stock Market (U.S. Companies)                   100.0       79.3       54.8        82.0       89.2        91.1
Nasdaq Financial Stocks (SIC 6000-6799 U.S. &
Foreign)                                               100.0      109.8      113.1       153.0      178.6       182.7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of CPS Common Stock (its only class of voting securities) owned beneficially as of May 1, 2006, by (i) each person known to CPS to own beneficially more than 5% of the outstanding Common Stock, (ii) each director, nominee or named executive officer of CPS, and (iii) all directors, nominees and executive officers of CPS as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned by such persons. The address of Messrs. Bradley, Fritz, Powell, Riedl and Terry is c/o Consumer Portfolio Services, Inc., 16355 Laguna Canyon Road, Irvine, CA 92618.

                                                                                   Amount and Nature of     Percent
Name and Address of Beneficial Owner                                             Beneficial Ownership (1)  of Class
---------------------------------------------------------------------------------------------------------------------
Charles E. Bradley, Jr. .....................................................             3,226,990 (2)      14.8%
E. Bruce Fredrikson, 34437 N. 93rd Place, Scottsdale, AZ 85262...............                61,000          0.3%
John E. McConnaughy, Jr., Atlantic Capital Employees, 3 Parkland Drive,
    Darien, CT 06820.........................................................                10,000          0.0%
John G. Poole, 1 Rye Road, Port Chester, NY 10573............................               699,693          3.2%
William B. Roberts, Monmouth Capital Corp., 126 East 56th Street,
    New York, NY 10022.......................................................               864,107          4.1%
John C. Warner, 17 Pasteur, Irvine, CA 92618.................................                60,000          0.3%
Daniel S. Wood, 600 Depot St., Latrobe, PA 05650.............................                80,000          0.4%
Jeffrey P. Fritz.............................................................               180,000          0.8%
Curtis K. Powell.............................................................               306,262          1.4%
Robert E. Riedl..............................................................               237,008          1.1%
Chris Terry..................................................................               221,076          1.0%
All directors, nominees and executive officers combined (12 persons)                      6,193,775 (3)      28.3%
Levine Leichtman Capital Partners II, L.P., 335 North Maple Drive,
    Suite 240, Beverly Hills, CA 90210.......................................             3,988,558 (4)      18.2%
LG Capital Master Fund, c/o Lampe Conway & Co LLC, 730 Fifth Avenue
    Suite 1002, New York NY 10019............................................             1,126,915          5.2%

(1) Includes certain shares that may be acquired within 60 days after May 1, 2006 from the Company upon exercise of options, as follows: Mr. Bradley, Jr., 1,136,099 shares; Mr. Fredrikson, 60,000 shares, Mr. McConnaughy, 10,000 shares; Mr. Poole, 30,000 shares; Mr. Roberts, 30,000 shares; Mr. Warner, 60,000 shares, Mr. Wood, 40,000 shares; Mr. Fritz, 180,000 shares; Mr. Powell, 125,000 shares; Mr. Riedl, 235,000 shares; and Mr. Terry, 178,500 shares. The calculation of beneficial ownership also includes, in the case of the executive officers, an approximate number of shares each executive officer could be deemed to hold through contributions made to the Company's Employee 401(k) Plan (the "401(k) Plan"). The 401(k) Plan provides an option for all participating employees to indirectly purchase stock in the Company through buying units in a mutual fund. Each "unit" in the mutual fund represents an interest in Company stock, cash and cash equivalents.
(2) Includes 495,540 shares held by trusts of which Mr. Bradley is the co-trustee, and as to which shares Mr. Bradley has shared voting and investment power. The co-trustee, who has shared voting and investment power as to all such shares (representing 2.27% of outstanding shares), is Kimball Bradley, whose address is 11 Stanwix Street, Pittsburgh, PA 15222.
(3) Includes 2,219,599 shares that may be acquired within 60 days after May 1, 2006, upon exercise of options and conversion of convertible securities.
(4) Comprises 3,987,558 issued shares and 1,000 shares that are issuable upon exercise of an outstanding warrant.

The table below presents information regarding securities authorized for issuance under equity compensation plans, not including the CPS 2006 Long-Term Equity Incentive Plan.

                                                                                      NUMBER OF SECURITIES
                                                                                    REMAINING AVAILABLE FOR
                                       NUMBER OF SECURITIES                          FUTURE ISSUANCE UNDER
                                        TO BE ISSUED UPON      WEIGHTED-AVERAGE       EQUITY COMPENSATION
                                           EXERCISE OF        EXERCISE PRICE OF    PLANS (EXCLUDING SECURITIES
             PLAN CATEGORY             OUTSTANDING OPTIONS   OUTSTANDING OPTIONS    REFLECTED IN FIRST COLUMN)
--------------------------------------------------------------------------------------------------------------
Plans approved by stockholders                4,863,654            $  3.38                    165,261
Plans not approved by stockholders                 None                N/A                        N/A
Total                                         4,863,654            $  3.38                    165,261
--------------------------------------------------------------------------------------------------------------

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company's financial reporting process on behalf of the Board and meets at least once per quarter to review the Company's financial statements. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to accounting principles generally accepted in the United States of America.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2005 (the "Audited Financial Statements"). The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company. Following the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Committee serves a board-level oversight role where it receives information from, consults with, and provides its views and directions to, management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters. Pursuant to the terms of its charter, the Audit Committee approves the engagement of auditing services and permitted non-audit services including the related fees and general terms. Mr. Fredrikson, a nominee for re-election to the Board of Directors, is considered by the Board of Directors to have the qualifications and experience necessary to serve as an "audit committee financial expert." A summary of his background is contained in this proxy statement under "Proposal No. 1 - Election of Directors."

     THE AUDIT COMMITTEE

         E. Bruce Fredrikson (chairman)
         John G. Poole
         John C. Warner

CERTAIN TRANSACTIONS

LEVINE LEICHTMAN. At December 31, 2003, the Company was indebted to Levine Leichtman Capital Partners II, L.P. ("LLCP") in the amount of approximately $50 million. Such debt comprised three parts, represented by the "Term B Note," "Term C Note" and "Term D Note," respectively. The Term B Note was due January 2004, the Term C Note repayment schedule was based on the performance of one of the Company's securitized pools, and the Term D Note was due January 2004.

In January 2004, the Company repaid in full the Term C Note and repaid $10.0 million of the Term D Note. In addition, the maturities of the Term B Note and the Term D Note were extended to December 15, 2005 and the coupons on both notes were decreased to 11.75% per annum from 14.50% and 12.00%, respectively. The Company paid LLCP fees equal to $921,000 for these amendments, which will be amortized over the remaining life of the notes. The Company repaid the remaining $19.8 million on the Term B Note in December 2005. On December 13, 2005 the maturity of the Term D Note was extended to December 18, 2006. The Company paid LLCP fees equal to $150,000 for this amendment, which will be amortized over the remaining life of the note. As of December 31, 2005, the outstanding principal balance of the Term D Note was $15.0 million.

On May 28, 2004 and June 25, 2004, the Company borrowed $15 million and $10 million, respectively, from LLCP. The indebtedness, represented by the "Term E Note," and the "Term F Note," respectively, bears interest at 11.75% per annum. Both the Term E Note and the Term F Note mature two years from their respective funding dates. As of December 31, 2005, the outstanding principal balances of the Term E Note and the Term F Note were $15.0 million and $10.0 million, respectively.

On December 13, 2005, the Company agreed with LLCP to extend the maturity date of the Term D Note. The Company's debt to LLCP comprised four pieces, with different maturity dates. The following table sets forth the principal amount of each piece of such debt as of December 13, 2005, and the maturity date before and after the December 13 amendment:

      Term Note    Principal amount     Date due prior to        Date due after
                                                amendment             amendment
    Term B Note         $19,828,527     December 15, 2005     December 15, 2005
    Term D Note          15,000,000     December 15, 2005     December 18, 2006
    Term E Note          15,000,000          May 27, 2006          May 27, 2006
    Term F Note          10,000,000         June 24, 2006         June 24, 2006

The Company agreed to pay LLCP a modification fee in the amount of $600,000; however, if the extended debt is paid on or prior to June 14, 2006, then the modification fee is reduced to $150,000 (which portion was paid in December
2005). The Term B Note, due December 15, 2005, was paid on that date.

All of the Company's indebtedness to LLCP is secured by a blanket security interest in favor of LLCP. The terms of the transactions between the Company and LLCP were determined by negotiation.

CPS LEASING. The Company holds 80% of the outstanding shares of the capital stock of CPS Leasing, Inc. ("CPSL"). The remaining 20% of CPSL is held by Charles E. Bradley, Jr., who is the President and a director of the Company. CPSL engaged in the equipment leasing business, and is currently in the process of liquidation as its leases come to term. CPSL financed its purchases of the equipment that it leases to others through either of two lines of credit. Amounts borrowed by CPSL under one of those two lines of credit have been guaranteed by the Company. As of December 31, 2005 both lines of credit have been paid. The Company has also financed the operations of CPSL by making operating advances and by advancing to CPSL the fraction of the purchase prices of its leased equipment that CPSL did not borrow under its lines of credit. The aggregate amount of advances made by the Company to CPSL as of December 31, 2005, is approximately $1.3 million. The advances related to operations bear interest at the rate of 8.5% per annum. The advances related to the fraction of the purchase price of leased equipment are not interest bearing.

EMPLOYEE INDEBTEDNESS. To assist certain officers in exercising stock options, the Company or a subsidiary lent to such officers the exercise price of options such officers exercised in May and July 2002. The loans are fully secured by common stock of the Company, bear interest at 5.50% per annum and are due in 2007. The chief executive officer (Mr. Bradley), one executive officer (Mr. Terry), and four officers other than executive officers borrowed money on those terms and still have a balance outstanding. The highest balances of the loans for the period January 1, 2002 through April 30, 2006, were $350,000 for Mr. Bradley and $27,375 for one non-executive officer. Pursuant to the Sarbanes-Oxley Act of 2002, Company has ceased providing any loans to its executive officers.

The agreements and transactions described above (other than those between the Company and LLCP) were entered into by the Company with parties who personally benefited from such transactions and who had a control or fiduciary relationship with the Company. In each case such agreements and transactions have been reviewed and approved by the members of the Company's Board of Directors who are disinterested with respect thereto.

               FURTHER INFORMATION RELATING TO THE ANNUAL MEETING

VOTING OF SHARES

The Board of Directors recommends that an affirmative vote be cast in favor of each of the nominees and proposals listed on the proxy card.

The Board of Directors knows of no other matters that may be brought before the meeting which require submission to a vote of the shareholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

Holders of CPS Common Stock are entitled to one vote per share on each matter other than election of directors. As to election of directors, each holder of CPS Common Stock may cumulate such holder's votes and give any nominee an aggregate number of votes equal to the number of directors to be elected multiplied by the number of shares of CPS Common Stock held of record by such holder as of the record date, or distribute such aggregate number of votes among as many nominees as the holder thinks fit. However, no such holder shall be entitled to cumulate votes for any nominee unless such nominee's name has been placed in nomination prior to the voting and the holder has given notice at the annual meeting prior to the voting of the holder's intention to cumulate votes. If any one holder has given such notice, all holders may cumulate their votes for nominees. Discretionary authority is sought hereby to cumulate votes of shares represented by proxies.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. In general, California law provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. Approval of each proposal other than election of directors requires the affirmative vote of a majority of shares represented and voting on the proposal at a duly held meeting at which a quorum is present (which shares voting affirmatively must also constitute at least a majority of the required quorum). The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy that is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR election of the nominees for director named herein; FOR the ratification of the appointment of McGladrey & Pullen LLP as the Company's independent auditors for the year ending December 31, 2006; FOR approval of the CPS 2006 Long-Term Equity Incentive Plan;

FOR approval of the material terms of the Executive Management Bonus Plan; and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be considered as abstentions with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

SHAREHOLDER PROPOSALS

The Company expects to hold its year 2007 Annual Meeting of Shareholders on May 9, 2007. In order to be considered for inclusion in the Company's proxy statement and form of proxy for the 2007 Annual Meeting, any proposals by shareholders intended to be presented at such meeting must be received by the Secretary of the Company at 16355 Laguna Canyon Road, Irvine, California 92618 by no later than January 12, 2007.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

The Company has provided a copy of its 2005 Annual Report with this proxy statement. SHAREHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, UPON WRITTEN REQUEST. Any such request should be directed to "Corporate Secretary, Consumer Portfolio Services, Inc., 16355 Laguna Canyon Road, Irvine, CA 92618." The Form 10-K is also available on the Company's website "www.consumerportfolio.com."

                                   APPENDIX A

CPS 2006 LONG-TERM EQUITY INCENTIVE PLAN

PART I - PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES

     SECTION 1. PURPOSE OF THE PLAN. The purposes of this Plan are (a) to attract and retain the most talented Employees, officers and Directors available, and (b) to promote the growth and success of the Company's business,
(i) by aligning the long-term interests of Employees, officers and Directors with those of the shareholders by providing an opportunity to acquire an interest in the Company and (ii) by providing both rewards for exceptional performance and long term incentives for future contributions to the success of the Company and its Subsidiaries.

     The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, or SARs, at the discretion of the Committee and as reflected in the terms of the Award Agreement. Each Award will be subject to conditions specified in the Plan, such as continued employment or satisfaction of performance criteria.

     This Plan will serve as a framework for the Committee to establish sub-plans or procedures governing the grants to employees, officers, directors and consultants. The awards granted under the Former Plan shall continue to be administered under the Former Plan until such time as those options are exercised, expire or become unexercisable for any reason.

     SECTION 2. DEFINITIONS. As used herein, the following definitions shall apply:

     (a) "ACTIVE STATUS" shall mean (i) for employees, the absence of any interruption or termination of service as an employee, (ii) for Directors, that the Director has not been removed from the Board for cause (as determined by the Company's shareholders), and (iii) for Consultants, the absence of any interruption, expiration, or termination of such person's consulting or advisory relationship with the Company or any Subsidiary or the occurrence of any termination event as set forth in such person's Award Agreement. Active Status shall not be considered interrupted (A) for an employee in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave, or any other leave of absence properly taken in accordance with the policies of the Company or any applicable Subsidiary as may be in effect from time to time, and (B) for a Consultant, in the case of any temporary interruption in such person's availability to provide services to the Company or any Subsidiary which has been granted in writing by an authorized officer of the Company. Whenever a mandatory severance period applies under applicable law with respect to a termination of service as an employee, Active Status shall be considered terminated upon such Employee's receipt of notice of termination in whatever form prescribed by applicable law.

     (b) "AWARD" shall mean any award or benefits granted under the Plan, including Options, Restricted Stock, Restricted Stock Units, and SARs.

     (c) "AWARD AGREEMENT" shall mean a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

     (d) "BENEFICIAL OWNERSHIP" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

     (e) "BOARD" shall mean the Board of Directors of the Company.

     (f) "CHANGE OF CONTROL" shall mean the first day that any one or more of the following conditions shall have been satisfied:

          (i) the sale, liquidation or other disposition of all or substantially all of the Company's assets in one or a series of related transactions;

          (ii) an acquisition (other than directly from the Company) of any outstanding voting securities by any person, after which such person (as the term is used for purposes of Section 13(d) or 14(d) of the Exchange
     Act) has Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding voting securities of the Company, other than a Board approved transaction;

          (iii) during any 36-consecutive month period, the individuals who, at the beginning of such period, constitute the Board ("Incumbent Directors") cease for any reason other than death to constitute at least a majority of the members of the Board; provided however that except as set forth in this
     Section 2(f)(iii), an individual who becomes a member of the Board subsequent to the beginning of the 36-month period, shall be deemed to have satisfied such 36-month requirement and shall be deemed an Incumbent

     Director if such Director was elected by or on the recommendation of or with the approval of at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange
     Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

          (iv) a merger, consolidation or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation or reorganization own directly or indirectly immediately following such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization.

     (g) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (h) "COMMITTEE" shall mean the Compensation Committee appointed by the Board.

     (i) "COMMON STOCK" shall mean the common stock of the Company, no par value per share.

     (j) "COMPANY" shall mean CPS, a California corporation, and any successor thereto.

     (k) "CONSULTANT" shall mean any person, except an employee, engaged by the Company or any Subsidiary of the Company, to render personal services to such entity, including as an advisor, pursuant to the terms of a written agreement.

     (l) "DIRECTOR" shall mean a member of the Board.

     (m) "DISABILITY" shall mean (i) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement that includes a definition of "Disability" as used in this Plan shall have the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect; and (ii) in all other cases, the term "Disability" as used in this Plan shall have the same meaning as set forth under the Company's long-term disability plan applicable to the Participant as may be amended from time to time, and in the event the Company does not maintain any such plan with respect to a Participant, a physical or mental condition resulting from bodily injury, disease or mental disorder which renders the Participant incapable of continuing his or her usual and customary employment with the Company or a Subsidiary, as the case may be, for a period of not less than 120 days or such other period as may be required by applicable law.

     (n) "EFFECTIVE DATE" shall mean the date on which the Company's shareholders have approved this Plan in accordance with applicable Nasdaq rules.

     (o) "EMPLOYEE" shall mean any person, including an officer, who is a common law employee of, receives remuneration for personal services to, is reflected on the official human resources database as an employee of, and is on the payroll of the Company or any Subsidiary of the Company. A person is on the payroll if he or she is paid from or at the direction of the payroll department of the Company, or any Subsidiary of the Company. Persons providing services to the Company, or to any Subsidiary of the Company, pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies, and workers who hold themselves out to the Company, or a Subsidiary to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the services, and persons covered by a collective bargaining agreement (unless the collective bargaining agreement applicable to the person specifically provides for participation in this Plan) are not employees for purposes of this Plan and do not and cannot participate in this Plan, whether or not such persons are, or may be reclassified by the courts, the Internal Revenue Service, the U.S. Department of Labor, or other person or entity as, common law employees of the Company, or any Subsidiary, either solely or jointly with another person or entity.

     (p) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     (q) "EXECUTIVE OFFICERS" shall mean the officers of the Company as such term is defined in Rule 16a-1 under the Exchange Act.

     (r) "FAIR MARKET VALUE" shall mean the closing price per share of the Common Stock on Nasdaq as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if Nasdaq shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company's principal exchange or quotation system.

     (s) "FAS 123" shall mean Statements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", as promulgated by the Financial Accounting Standards Board.

     (t) "FLSA" shall mean the Fair Labor Standards Act of 1938, as amended.

     (u) "FORMER PLAN" shall mean the CPS 1997 Long-Term Incentive Plan, as amended.

     (v) "INCENTIVE STOCK OPTION" shall mean any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (w) "INDEPENDENT DIRECTOR" shall mean a Director who: (1) meets the independence requirements of Nasdaq, or if Nasdaq shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company's principal exchange or quotation system; (2) qualifies as an "outside director" under Section 162(m) of the Code; (3) qualifies as a "non-employee director" under Rule 16b-3 promulgated under the Exchange Act; and
(4) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of Shares to Employees.

     (x) "MAXIMUM ANNUAL PARTICIPANT AWARD" shall have the meaning set forth in
Section 6(b).

     (y) "MISCONDUCT" shall mean any of the following; provided, however, that with respect to Non-Employee Directors "Misconduct" shall mean subsection (viii) only:

          (i) any material breach of an agreement between the Participant and the Company or any Subsidiary which, if curable, has not been cured within twenty (20) days after the Participant has been given written notice of the need to cure such breach, or which breach, if previously cured, recurs;

          (ii) willful unauthorized use or disclosure of confidential information or trade secrets of the Company or any Subsidiary by the Participant;

          (iii) the Participant's continued willful and intentional failure to satisfactorily perform Participant's essential responsibilities, provided that the Participant has been given at least thirty (30) days' written notice of the need to cure the failure and cure has not been effected within that time period, or which failure, if previously cured, recurs;

          (iv) material failure of the Participant to comply with rules, policies or procedures of the Company or any Subsidiary as they may be amended from time to time, provided that the Participant has been given at least thirty (30) days' written notice of the need to cure the failure, if such failure is curable, and cure has not been effected within that time period, or which failure, if previously cured, recurs;

          (v) Participant's dishonesty, fraud or gross negligence related to the business or property of the Company or any Subsidiary;

          (vi) personal conduct that is materially detrimental to the business of the Company or any Subsidiary;

          (vii) conviction of or plea of NOLO CONTENDERE to a felony; or

          (viii) in the case of Non-Employee Directors, the removal from the Board for cause (as determined by the Company's shareholders).

     (z) "NASDAQ" shall mean The Nasdaq Stock Market, Inc.

     (aa) "NON-EMPLOYEE DIRECTOR" shall mean a Director who is not an employee.

     (bb) "NONQUALIFIED STOCK OPTION" shall mean an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

     (cc) "OPTION" shall mean a stock option granted pursuant to Section 10 of the Plan.

     (dd) "OPTIONEE" shall mean a Participant who has been granted an Option.

     (ee) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (ff) "PARTICIPANT" shall mean an employee, Director or Consultant granted an Award.

     (gg) "PERFORMANCE CRITERIA" shall have the meaning set forth in Section 11(b).

     (hh) "PLAN" shall mean this CPS 2006 Long-Term Equity Incentive Plan, including any amendments thereto.

     (ii) "REPRICE" shall mean the adjustment or amendment of the exercise price of Options or SARs previously awarded whether through amendment, cancellation, replacement of grants or any other means.

     (jj) "RESIGNATION (OR RESIGN) FOR GOOD REASON" shall mean any voluntary termination by written resignation of the Active Status of any employee after a Change of Control because of: (1) a material reduction in the employee's authority, responsibilities or scope of employment; (2) an assignment of duties to the Employee inconsistent with the employee's role at the Company (including its Subsidiaries) prior to the Change of Control, (3) a reduction in the employee's base salary or total incentive compensation; (4) a material reduction in the Employee's benefits unless such reduction applies to all employees of comparable rank; or (5) the relocation of the employee's primary work location more than fifty (50) miles from the employee's primary work location prior to the Change of Control; provided that the employee's written notice of voluntary resignation must be tendered within one (1) year after the Change of Control, and shall specify which of the events described in (1) through (5) resulted in the resignation.

     (kk) "RESTRICTED STOCK" shall mean a grant of Shares pursuant to Section 11 of the Plan.

     (ll) "RESTRICTED STOCK UNITS" shall mean a grant of the right to receive Shares in the future or their cash equivalent (or both) pursuant to Section 11 of the Plan.

     (mm) "RETIREMENT" shall mean, (i) with respect to any employee, voluntary termination of employment after age 55 and at least ten (10) years of credited service with the Company or any Subsidiary (but only during the time the Subsidiary was a Subsidiary), as determined by the Committee in its sole discretion, and (ii) with respect to any Non-Employee Director, ceasing to be a Director pursuant to election by the Company's shareholders or by voluntary resignation with the approval of the Board's chair after having attained the age of 55 years and served continuously on the Board for at least six years.

     (nn) "SAR" shall mean a stock appreciation right awarded pursuant to
Section 12 of the Plan.

     (oo) "SEC" shall mean the Securities and Exchange Commission.

     (pp) "SHARE" shall mean one share of Common Stock, as adjusted in accordance with Section 5 of the Plan.

     (qq) "STAND-ALONE SARS" shall have the meaning set forth in Section 12(c) of the Plan.

     (rr) "SUBCOMMITTEE" shall have the meaning set forth in Section 3(d).

     (ss) "SUBSIDIARY" shall mean (1) in the case of an Incentive Stock Option a "subsidiary corporation," whether now or hereafter existing, as defined in
Section 424(f) of the Code, and (2) in the case of a Nonqualified Stock Option, Restricted Stock, a Restricted Stock Unit or a SAR, in addition to a subsidiary corporation as defined in (1), (A) a limited liability company, employeeship or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or (B) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company's ownership of voting securities, by contract or otherwise.

     (tt) "TANDEM SARS" shall have the meaning set forth in Section 12(b) of the Plan.

     SECTION 3. ADMINISTRATION OF THE PLAN.

     (a) AUTHORITY. The Plan shall be administered by the Committee. The Committee shall have full and exclusive power to administer the Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe. Notwithstanding anything herein to the contrary, the Committee's power to administer the Plan, and actions the Committee takes under the Plan, shall be limited by the provisions set forth in the Committee's charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by either the full Board or a panel consisting of all of the Independent Directors of the Company.

     (b) POWERS OF THE COMMITTEE. Subject to the other provisions of this Plan, the Committee shall have the authority, in its discretion:

          (i) to grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, and SARs to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares and the exercise price, and to modify or amend each Award, with the consent of the Participant when required;

          (ii) to determine the Participants, to whom Awards, if any, will be granted hereunder, the timing of such Awards, and the number of Shares to be represented by each Award;

          (iii) to construe and interpret the Plan and the Awards granted hereunder;

          (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan, including the form of Award Agreement, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any Award Agreement complies with applicable law, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement;

          (v) to establish performance criteria for Awards made pursuant to the Plan in accordance with a methodology established by the Committee, and to determine whether performance goals have been attained;

          (vi) to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

          (vii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee;

          (viii) to establish sub-plans, procedures or guidelines for the grant of Awards to Directors, Consultants and Employees working outside of the United States; and

          (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan;

     Provided that, no consent of a Participant is necessary under clauses (i) or (vi) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 5.

     (c) EFFECT OF COMMITTEE'S DECISION. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants, the Company (including its Subsidiaries), any shareholder and all other persons.

     (d) DELEGATION. Consistent with the Committee's charter, as such charter may be amended from time to time, the Committee may delegate (i) to one or more separate committees consisting of members of the Committee or other Directors who are Independent Directors (any such committee a "Subcommittee"), or (ii) to an Executive Officer of the Company, the ability to grant Awards and take the other actions described in Section 3(b) with respect to Participants who are not Executive Officers, and such actions shall be treated for all purposes as if taken by the Committee; provided that the grant of Awards shall be made in accordance with parameters established by the Committee. Any action by any such Subcommittee or Executive Officer within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

     (e) ADMINISTRATION. The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to directly, or under their supervision, execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

     SECTION 4. SHARES SUBJECT TO THE PLAN.

     (a) RESERVATION OF SHARES. The shares of Common Stock reserved under this Plan will include reserved shares of Common Stock that are not subject to a grant or as to which the option award granted has been forfeited under the Former Plan, and an additional 1,500,000 shares of Common Stock. The aggregate number of Shares available for issuance under the Plan will be reduced by one Share for each Share delivered in settlement of any award of Restricted Stock, Restricted Stock Unit, or SAR and one Share for each Share delivered in settlement of an Option. If an Award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Awards under the Plan. Without limiting the foregoing, unless the Plan shall have been terminated, Shares underlying an Award that has been exercised, either in part or in full, including any Shares that would otherwise be issued to a Participant that are used to satisfy any withholding tax obligations that arise with respect to any Award, shall become available for future Awards under the Plan except to the extent Shares were issued in settlement of the Award. Shares available for issuance under the Plan shall be increased by any shares of Common Stock subject to outstanding awards under the Former Plans on the date of shareholder approval of the Plan that later cease to be subject to such awards for any reason other than such awards having been exercised, subject to adjustment from time to time as provided in Section 5, which shares of Common Stock shall, as of the date such shares cease to be subject to such awards, cease to be available for grant and issuance under the Former Plans, but shall be available for issuance under the Plan. The Shares may be authorized but unissued, or reacquired shares of Common Stock. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     (b) TIME OF GRANTING AWARDS. The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant. Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

     (c) SECURITIES LAW COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either such Act, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (d) SUBSTITUTIONS AND ASSUMPTIONS. The Board or the Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by
Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 4(a) may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

     SECTION 5. ADJUSTMENTS TO SHARES SUBJECT TO THE PLAN. If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and/or the price per Share covered by outstanding Awards under the Plan and
(iii) the Maximum Annual Participant Award. The Committee may also make adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under this Section 5, the Committee may take into account such factors as it deems appropriate, including the restrictions of applicable law and the potential tax consequences of an adjustment, and in light of such factors may make adjustments that are not uniform or proportionate among outstanding Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Committee shall be final, binding and conclusive. For purposes of this Section 5, conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

     Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

PART II - TERMS APPLICABLE TO ALL AWARDS

     SECTION 6. GENERAL ELIGIBILITY.

     (a) AWARDS. Awards may be granted to Participants who are Employees, Directors or Consultants; provided however that Incentive Stock Options may only be granted to Employees.

     (b) MAXIMUM ANNUAL PARTICIPANT AWARD. The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant over the life of the Plan (the "Maximum Participant Award") shall not exceed 500,000 shares of Common Stock (increased, proportionately, in the event of any stock split or stock dividend with respect to the Shares). If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to each Share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of the Maximum Annual Participant Award.

     (c) NO EMPLOYMENT/ SERVICE RIGHTS. Nothing in the Plan shall confer upon any Participant the right to an Award or to continue in service as an employee or Consultant for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person), or of any Participant, which rights are hereby expressly reserved by each, to terminate such person's services at any time for any reason, with or without cause.

     SECTION 7. PROCEDURE FOR EXERCISE OF AWARDS; RIGHTS AS A SHAREHOLDER.

     (a) PROCEDURE. An Award shall be exercised when written, electronic or verbal notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7(b) of the Plan. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of the Award. In the event that the exercise of an Award is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonqualified Stock Option pursuant to Section 10(a), the Company shall issue a share certificate evidencing the Shares treated as acquired upon the exercise of an Incentive Stock Option and a separate share certificate evidencing the Shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its share transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in
Section 5 of the Plan.

     (b) METHOD OF PAYMENT. The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award, including the method of payment, shall be determined by the Committee at the time of settlement and which forms may include: (i) with respect to an Option, a request that the Company or the designated brokerage firm conduct a cashless exercise of the Option; (ii) cash; and (iii) tender of shares of Common Stock owned by the Participant in accordance with rules established by the Committee from time to time. Shares used to pay the exercise price shall be valued at their Fair Market Value on the exercise date. Payment of the aggregate exercise price by means of tendering previously-owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.

     (c) WITHHOLDING OBLIGATIONS. To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Incentive Stock Option, Nonqualified Stock Option, SAR, Restricted Stock or Restricted Stock Units, or any sale of Shares. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. These obligations may be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant in accordance with rules established by the Committee from time to time.

     (d) SHAREHOLDER RIGHTS. Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

     (e) NON-TRANSFERABILITY OF AWARDS. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an Award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

     SECTION 8. EXPIRATION OF AWARDS.

     (a) EXPIRATION, TERMINATION OR FORFEITURE OF AWARDS. Unless otherwise provided in the applicable Award Agreement or any severance agreement, vested Awards granted under this Plan shall expire, terminate, or otherwise be forfeited as follows:

          (i) three (3) months after the date the Company delivers a notice of termination of a Participant's Active Status, other than in circumstances covered by (ii), (iii), (iv) or (v) below;

          (ii) immediately upon termination of a Participant's Active Status for Misconduct;

          (iii) twelve (12) months after the date on which a Participant other than a Non-Employee Director ceased performing services as a result of his or her total and permanent Disability;

          (iv) twelve (12) months months after the date on which the Participant ceased performing services as a result of Retirement, or after his death.

     (b) EXTENSION OF TERM. Notwithstanding subsection (a) above, the Committee shall have the authority to extend the expiration date of any outstanding Option, other than an Incentive Stock Option, or SAR in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option or SAR beyond the date on which the Option or SAR would have expired if no termination of the Employee's Active Status had occurred).

     SECTION 9. EFFECT OF CHANGE OF CONTROL. Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.

     (a) ACCELERATION. Awards of a Participant shall be Accelerated (as defined in Section 9(b) below) as follows:

          (i) With respect to Non-Employee Directors, upon the occurrence of a Change of Control;

          (ii) With respect to any employee, upon the occurrence of a Change of Control described in Section 2(f)(i);

          (iii) With respect to any employee who Resigns for Good Reason or whose Active Status is terminated within one year after a Change of Control described in Section 2(f)(ii) or (iii);

          (iv) With respect to any employee, upon the occurrence of a Change of Control described in Section 2(f)(iv) in connection with which each Award is not assumed or an equivalent award substituted by such successor entity or a parent or subsidiary of such successor entity; and

          (v) With respect to any employee who Resigns for Good Reason or whose Active Status is terminated within one year after a Change of Control described in Section 2(f)(iv) in connection with which each Award is assumed or an equivalent award substituted by the successor entity or a parent or subsidiary of such successor entity.

     (b) DEFINITION. For purposes of this Section 9, Awards of a Participant being "Accelerated" means, with respect to such Participant:

          (i) any and all Options and SARs shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term;

          (ii) any restriction periods and restrictions imposed on Restricted Stock or Restricted Stock Units that are not performance-based shall lapse; and

          (iii) the restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

PART III - SPECIFIC TERMS APPLICABLE TO OPTIONS, STOCK AWARDS AND SARS

     SECTION 10. GRANT, TERMS AND CONDITIONS OF OPTIONS.

     (a) DESIGNATION. Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. Options shall be taken into account in the order in which they were granted.

     (b) TERMS OF OPTIONS. The term of each Incentive Stock Option shall be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns Shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Option shall be no more than five (5) years from the date of grant. The terms of all Nonqualified Stock Options shall be at the discretion of the Committee.

     (c) OPTION EXERCISE PRICES.

          (i) The per Share exercise price under an Incentive Stock Option shall be as follows:

               (A) If granted to an employee who, at the time of the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

               (B) If granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) The per Share exercise price under a Nonqualified Stock Option or SAR shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (iii) In no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant without shareholder approval.

     (d) VESTING. To the extent Options vest and become exercisable in increments, such Options shall cease vesting as of the date of the Optionee's Disability or termination of such Optionee's Active Status for reasons other than Retirement or death, in each of which cases such Options shall immediately vest in full.

     (e) SUBSTITUTION OF STOCK SARS FOR OPTIONS. Notwithstanding anything in this Plan to the contrary, if the Company is required to or elects to record as an expense in its consolidated statements of earnings the cost of Options pursuant to FAS 123 or a similar accounting requirement, the Committee shall have the sole discretion to substitute, without receiving Participants' permission, SARs paid only in stock for outstanding Options; provided, the terms of the substituted stock SARs are the same as the terms of the Options, the number of shares underlying the number of stock SARs equals the number of shares underlying the Options and the difference between the Fair Market Value of the underlying Shares and the grant price of the SARs is equivalent to the difference between the Fair Market Value of the underlying shares and the exercise price of the Options.

     (f) EXERCISE. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, and as are permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share.

     SECTION 11. GRANT, TERMS AND CONDITIONS OF STOCK AWARDS.

     (a) DESIGNATION. Restricted Stock or Restricted Stock Units may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. Restricted Stock or Restricted Stock Units may include a dividend equivalent right, as permitted by Section 5. After the Committee determines that it will offer Restricted Stock or Restricted Stock Units, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee. Restricted Stock Units may be paid as permitted by Section 7(b). The term of each award of Restricted Stock or Restricted Stock Units shall be at the discretion of the Committee.

     (b) PERFORMANCE CRITERIA. Restricted Stock and Restricted Stock Units granted pursuant to the Plan that are intended to qualify as "performance based compensation" under Section 162(m) of the Code shall be subject to the fulfillment of performance goals relating to the Performance Criteria selected by the Committee and specified at the time such Restricted Stock and Restricted Stock Units are granted. For purposes of this Plan, "Performance Criteria" means one or more of the following (as selected by the Committee): (i) earnings per share, including earnings per share as adjusted (a) to exclude the effect of any
(1) significant acquisitions or dispositions of businesses by the Company, (2) one-time, non-operating charges and (3) accounting changes (including but not limited to any accounting changes that alter the recognition of stock option expense and any accounting changes the Company adopts early); and (b) for any stock split, stock dividend or other recapitalization; (ii) earnings per share before taxes, subject to any of the adjustments described above; (iii) earnings;
(iv) earnings before interest, taxes and amortization; (v) total shareholder return; (vi) share price performance; (vii) return on equity; (viii) return on managed assets; (ix) revenue; (x) operating expenses; (xi) operating income;
(xii) originations volume; (xiii) originations growth; (xiv) net charge-offs;
(xv) net charge-off percentage; (xvi) portfolio growth; (xvii) net interest margin; or (xviii) cash flow.

     (c) VESTING. Unless the Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested Shares underlying Restricted Stock or Restricted Stock Units upon the termination of a Participant's Active Status. To the extent that the Participant purchased the Shares granted under such Restricted Stock or Restricted Stock Units and any such Shares remain non-vested at the time the Participant's Active Status terminates, the termination of Active Status shall cause an immediate sale of such non-vested Shares to the Company at the original price per Share paid by the Participant.

     SECTION 12. GRANT, TERMS AND CONDITIONS OF SARS.

     (a) GRANTS. The Committee shall have the full power and authority, exercisable in its sole discretion, to grant SARs to selected Participants. The Committee is authorized to grant both tandem stock appreciation rights, consisting of SARs with underlying Options ("Tandem SARs"), and stand-alone stock appreciation rights ("Stand-Alone SARs") as described below. The terms of SARs shall be at the discretion of the Committee. In no event shall the Board or the Committee be permitted to Reprice a SAR after the date of grant without shareholder approval.

     (b) TANDEM SARS.

          (i) Participants may be granted a Tandem SAR, exercisable upon such terms and conditions as the Committee shall establish, to elect between the exercise of the underlying Option for Shares or the surrender of the Option in exchange for a distribution from the Company in an amount equal to the excess of (A) the Fair Market Value (on the Option surrender date) of the number of Shares in which the Participant is at the time vested under the surrendered Option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such vested Shares.

          (ii) No such Option surrender shall be effective unless it is approved by the Committee, either at the time of the actual Option surrender or at any earlier time. If the surrender is so approved, then the distributions to which the Participant shall become entitled under this Section 12(b) may be made in Shares valued at Fair Market Value (on the Option surrender date), in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

          (iii) If the surrender of an Option is not approved by the Committee, then the Participant shall retain whatever rights he or she had under the surrendered Option (or surrendered portion thereof) on the Option surrender date and may exercise such rights at any time prior to the later of (A) five (5) business days after the receipt of the rejection notice or (B) the last day on which the Option is otherwise exercisable in accordance with the terms of the instrument evidencing such Option, but in no event may such rights be exercised more than ten (10) years after the date of the Option grant.

     (c) STAND-ALONE SARS.

          (i) A Participant may be granted a Stand-Alone SAR not tied to any underlying Option under Section 10 of the Plan. The Stand-Alone SAR shall cover a specified number of Shares and shall be exercisable upon such terms and conditions as the Committee shall establish. Upon exercise of the Stand-Alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (A) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (B) the aggregate base price in effect for those Shares.

          (ii) The number of Shares underlying each Stand-Alone SAR and the base price in effect for those Shares shall be determined by the Committee at the time the Stand-Alone SAR is granted. In no event, however, may the base price per Share be less than the Fair Market Value per underlying Share on the grant date.

          (iii) The distribution with respect to an exercised Stand-Alone SAR may be made in Shares valued at Fair Market Value on the exercise date, in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

     (d) EXERCISED SARS. The Shares issued in settlement of any SARs exercised under this Section 12 shall not be available for subsequent issuance under the Plan. In accordance with Section 4, Shares underlying any exercised SARs that were not issued in settlement of the SAR shall become available for future issuance under the Plan.

PART IV - TERM OF PLAN AND SHAREHOLDER APPROVAL

     SECTION 13. TERM OF PLAN. The Plan shall become effective as of the Effective Date. It shall continue in effect until the tenth anniversary of the Effective Date or until terminated under Section 14 of the Plan or extended by an amendment approved by the shareholders of the Company pursuant to Section 14(a).

     SECTION 14. AMENDMENT AND TERMINATION OF THE PLAN.

     (a) AMENDMENT AND TERMINATION. The Board or the Committee may amend or terminate the Plan from time to time in such respects as the Board may deem advisable (including, but not limited to amendments which the Board deems appropriate to enhance the Company's ability to claim deductions related to stock option exercises); provided that to the extent required by the Code or the rules of Nasdaq, of any national stock exchange on which the Company's common shares are listed, or of the SEC, shareholder approval shall be required for any amendment of the Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend the Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of the Plan or any Award Agreement.

     (b) PARTICIPANTS IN FOREIGN COUNTRIES. The Committee shall have the authority to adopt such modifications, procedures, and sub-plans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

     (c) EFFECT OF AMENDMENT OR TERMINATION. Any amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

     SECTION 15. SHAREHOLDER APPROVAL. The effectiveness of the Plan is subject to approval by the shareholders of the Company in accordance with applicable Nasdaq rules.

                                   APPENDIX B
                       CPS EXECUTIVE MANAGEMENT BONUS PLAN


APPROVAL BY                   The material terms of the Executive Management
SHAREHOLDERS                  Bonus Plan will be submitted to the shareholders
                              of CPS ("CPS" or the "Company") on June 15, 2006.
                              Shareholder approval of the material terms of the Plan, including the Objective Performance
                              Measures, is required in order for the bonuses paid upon achievement of the Objective Performance
                              Goals to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

PLAN TERM                     Five fiscal years beginning January 1, 2006.

PLAN EFFECTIVE DATE           January 1, 2006

PLAN YEAR                     Calendar year

PURPOSE The purpose of the Plan is to increase shareholder value by providing an incentive for the achievement of goals that support CPS strategic plan.

ELIGIBILITY                   CPS employees serving in positions of vice
                              president and above are eligible to participate in the Plan.

                              The chief executive officer may recommend
                              Participants. The Compensation Committee has the sole authority to designate Participants.

                              Eligibility will cease upon termination of the Participant's employment, withdrawal of designation by the Compensation Committee, transfer to a position compensated otherwise than as provided in the Plan, termination of the Plan by CPS, or if the Participant engages, directly or indirectly, in any activity that is competitive with any CPS activity.

                              If a Participant changes from an eligible position to an ineligible position during the Plan Period, eligibility to participate will be at the discretion of the Compensation Committee.

TARGET BONUS                  The Target Bonus for each Participant shall be
                              established by the Compensation Committee no later than ninety (90) days after the beginning of the Plan Year. The Target Bonus shall be the maximum amount that would be paid to the Participant under the Plan if 100% of Objective Performance Goals and 100% of Individual Performance Goals were met.
                              The Target Bonus may be established as a percentage of Base Pay, a specific dollar amount, or according to another method established by the Compensation Committee. The amount of the Target
                              Bonus earned by the Participant shall be based on the achievement of Objective Performance Goals and Individual Performance Goals.

                              Base Pay is the annual pay rate established for the Participant by CPS and in effect on the last day of the Plan Period or, in the case of a deceased or disabled Participant, on the last day of participation in the Plan. CPS, in conjunction with the Compensation Committee, may at any time, in its sole discretion, prospectively revise the Participant's Base Pay.

OBJECTIVE GOALS               In accordance with Section 162(m) of the Internal
                              Revenue Code, the Compensation Committee shall select one or more objective performance measures from among Earnings Per Share, Earnings Per Share
                              Before Taxes, Return on Capital, Originations
                              Growth, Originations Volume, Return on Assets,
                              Shareholder Total Return, and/or Portfolio Net
                              Loss Percentage, and shall establish Objective
                              Performance Goals based on such measures. The
                              Compensation Committee shall select the Objective
                              Performance Goals for each Participant no later than ninety (90) days after the beginning of the Plan Year and while the outcome is substantially uncertain. The Compensation Committee shall select the amount of the Target Bonus for each Participant that will be determined by achievement of the Objective Performance Goals.

                              The Compensation Committee may establish any special adjustments that will be applied in calculating whether the Objective Performance Goals have been met to factor out extraordinary items no later than ninety (90) days after the beginning of the Plan Year and while the outcome is substantially uncertain.

                              If the Objective Performance Goals selected by the Compensation Committee are not met, no bonus related to those goals is payable under the Plan.

INDIVIDUAL GOALS              The portion of the Target Bonus not determined by
                              achievement of the Objective Performance Goals shall be determined by the Participant's achievement of Individual Goals.

                              Each Participant with Individual Goals shall submit such Individual Goals for approval by the Compensation Committee.

                              Bonus payable with respect to achievement of Individual Goals shall be neither increased nor decreased by reason of achievement or non-achievement of Objective Goals.

BONUS PAYOUT AND              Bonus Payout for each Participant is based on the
ELIGIBILITY                   achievement of the Objective Performance Goals and
                              the Individual Goals. A Bonus Payout under this
                              Plan is earned as of the end of the Plan Year and will be paid according to the Plan, if the
                              Participant:

                              1) remains a CPS employee through the end of the Plan Year, unless employment is terminated prior to the end of the Plan Year due to death or disability, and

                              2) refrains from engaging during the Plan Year, directly or indirectly, in any activity that is competitive with any CPS activity.

                              The Compensation Committee, in its discretion, may determine that the Bonus Payout for any Participant will be less than (but not greater than) the amount earned by such Participant under the Plan.

BONUS PAYOUT                  Within ninety (90) days after the beginning of the
CALCULATION                   Plan Year and while the outcome is substantially
                              uncertain, the Compensation Committee shall review and approve for each Participant: the target bonus; the Objective Performance Goals; and the relative weighting of the Goals for the Plan Year.
                              Those metrics will be used to calculate the Bonus
                              Payout for each Participant. Upon completion of the Plan Year, the Compensation Committee shall review the Bonus Payout Calculation for each Participant. The maximum Bonus Payout for the achievement of Objective Performance Goals payable to any one Participant in any Plan Year is $1,500,000 in the case of an individual serving as chief executive officer, and $300,000 in the case of any other participant.

BONUS PAYOUT                  For any employee who meets eligibility criteria
PRORATIONS                    and becomes a Participant after the start of the
                              Plan Year or whose employment with CPS is terminated prior to the end of the Plan Year because of disability or death, the Compensation
                              Committee (1) shall prorate the Bonus Payout related to the Objective Performance Goals, and
                              (2) in its discretion, may prorate the Bonus
                              Payout related to Individual Performance Goals. If the Participant is on a leave of absence for a portion of the Plan Year, the Compensation
                              Committee in its discretion may reduce the Participant's Bonus Payout on a pro-rata basis.

                              The proration is based on the number of full months during which the Participant participated in the Plan during the Plan Year. Credit is given for a full month if the Participant is eligible for 15 or more calendar days during that month.

                              If a Participant changes positions within CPS during the Plan Year, the Compensation Committee in its discretion may prorate the Participant's Bonus Payout by the number of months in each position.

ADMINISTRATION                Compensation Committee Responsibilities: Approve
                              the Plan design, Objective Performance Goals, and
                              Individual Goals for each Participant. Determine and certify the achievement of the Objective
                              Performance Goals and Individual Goals. Approve the Bonus Payout calculation and Bonus Payout for each Participant.

                              In the event of a dispute regarding the Plan, the Participant may seek resolution through the chief executive officer and the Compensation Committee. All determinations by the Compensation Committee shall be final and conclusive.

BONUS PAYOUT                  The Bonus Payout will be made as soon as
ADMINISTRATION                administratively feasible and is expected to be on
                              or before the 15th of March, following the end of each Plan Year. No amount is due and owing to any Participant before the Compensation Committee has determined the Bonus Payout.

                              The Company will withhold amounts applicable to Federal, state and local taxes, domestic or foreign, required by law or regulation. Contributions for 401(k) Plan are deducted from cash Bonus Payouts, based on the Participants' elections then in effect.

TERMINATION OF                The Plan is not a contract of employment for any
EMPLOYMENT                    period of time. Any Participant may resign or be
                              terminated at any time for any reason or for no reason. Employment and termination of employment are governed by CPS policy and not by the Plan.

REVISIONS TO                  The Plan will be reviewed by the chief executive
THE PLAN                      officer and the Compensation Committee on a
                              periodic basis for revisions. CPS may, in its discretion with or without notice, review, change, amend or cancel the Plan at any time.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                        CONSUMER PORTFOLIO SERVICES, INC.

                                  JUNE 15, 2006



                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.


     Please detach along perforated line and mail in the envelope provided.

--------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN
       PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR
                           BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1.   Election of Directors:        NOMINEES

[ ] FOR ALL NOMINEES               [ ] Charles E. Bradley, Jr.
                                   [ ] E. Bruce Fredrikson
[ ] WITHHOLD AUTHORITY             [ ] John E. McConnaughy, Jr.
    FOR ALL NOMINEES               [ ] John G. Poole
                                   [ ] William B. Roberts
[ ] FOR ALL EXCEPT                 [ ] John C. Warner
    (See instructions below)       [ ] Daniel S. Wood

INSTRUCTION: To withhold authority to vote for any andiviual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]

--------------------------------------------------------------------------------

                                                           FOR  AGAINST  ABSTAIN
2.   To ratify the appointment of McGladrey & Pullen, LLP  [ ]    [ ]      [ ]
     as independent auditors of the Company for the year ending December 31, 2006.

3.   To approve the Company's 2006 Long-Term Equity        [ ]    [ ]      [ ]
     Incentive Plan.

4.   To approve the material terms of the Company's        [ ]    [ ]      [ ]
     Executive Management Bonus Plan.

5. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3 AND 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD.

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note   [ ]
that changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------

Signature of Shareholder_______________________   Date:______________

Signature of Shareholder_______________________   Date:______________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                        CONSUMER PORTFOLIO SERVICES, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 15, 2006

     The undersigned shareholder of CONSUMER PORTFOLIO SERVICES, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Consumer Portfolio Services, Inc. to be held at the offices of said corporation at 16355 Laguna Canyon Road, Irvine, California 92618 on June 15, 2006, at 10:00 a.m., and hereby appoints Charles E. Bradley, Jr. and Jeffrey P. Fritz, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Consumer Portfolio Services, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)